EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (Nos. 333-236195 and 333-236195-01) and S‑8 (Nos. 333-254239, 333-226258, 333-213508, 333-200320 and 333-185004) and Post-Effective Amendment to Registration Statement Form S-4 on Form S-8 (No. 333-210588) of Johnson Controls International plc of our report dated November 15, 2022 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
November 15, 2022